Registration No. 333-
As filed with the Securities and Exchange Commission on January 12, 2008
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Chindex International, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	13-3097642
(State of Incorporation)	(IRS Employer Identification No.)
4340 East West Highway, Suite 1100 Bethesda, Maryland 20814 (301) 215-7777
(Address, including zip code and telephone number, of registrant’s principal executive offices)
Roberta Lipson President and Chief Executive Officer Chindex International, Inc. 4340 East West Highway, Suite 1100 Bethesda, Maryland 20814 (301) 215-7777
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copy to:
Gary J. Simon Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 Telephone No.: (212) 837-6000 Telecopier No.: (212) 422-4726

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, par value $0.01 per share	1,795,977 shares (2)(3)	$33.41	$60,003,591	$2,359

(1)
The price is estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and is the average of the high and low prices of common stock of Chindex International, Inc. reported by the NASDAQ Global Market on January 9, 2008.

(2)
Consists of the registration for resale of (i) 359,195 outstanding shares issued pursuant to a Securities Purchase Agreement dated November 7, 2007 (the “Purchase Agreement”), (ii) 897,989 shares issuable upon conversion of outstanding Tranche B Convertible Notes due 2017 issued pursuant to the Purchase Agreement, and (iii) 538,793 shares issuable upon conversion of outstanding Tranche C Convertible Notes due 2017 issued pursuant to the Purchase Agreement.

(3)
In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2008

Chindex International, Inc.

1,795,977 SHARES OF COMMON STOCK

_____________

The selling stockholders of Chindex International, Inc. listed on page 4 of this prospectus may offer for sale:

●	359,195 outstanding shares of our common stock originally issued by us on November 13, 2007 under the Securities Act of 1933; and

●
897,989 shares of our common stock to be acquired upon conversion of our outstanding Tranche B Convertibles Notes due 2017 (the “B Notes”), which may be converted at any time at an initial conversion price of $27.84 per share, subject to adjustment; and

●
538,793 shares of our common stock to be acquired upon conversion of our outstanding Tranche C Convertible Notes due 2017 (the “C Notes”), which may be converted at any time at an initial conversion price of $27.84 per share, subject to adjustment.

The selling stockholders may offer the securities that may be sold by them under this prospectus through public or private transactions, on or off the NASDAQ Global Market, at prevailing market prices or at privately negotiated prices.  See “Plan of Distribution.”

This prospectus may also be used by those to whom the selling stockholders may pledge, donate or transfer their securities and by other non-sale transferees.  The shares of our common stock held by or issuable to the selling stockholders may also be sold under Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”) at such time as that rule becomes available with respect to the shares, subject to compliance with the terms and conditions of the rule.  See “Plan of Distribution.”

Our common stock is currently quoted on the NASDAQ Global Market under the symbol “CHDX.”
_____________

An investment in our securities involves a high degree of risk.  You should carefully consider the factors described under the caption “risk factors” beginning on page 3 of this prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

January __, 2008

TABLE OF CONTENTS

	Page		Page
THE COMPANY	3	LEGAL MATTERS	8
RISK FACTORS	4	EXPERTS	8
FORWARD-LOOKING STATEMENTS	4	WHERE YOU CAN FIND ADDITIONAL INFORMATION	8
USE OF PROCEEDS AND EXPENSES OF THE OFFERING	4	INFORMATION INCORPORATED BY REFERENCE	9
SELLING STOCKHOLDERS	5
PLAN OF DISTRIBUTION	6

As used in this prospectus, references to “Chindex,” “we,” “us” and “our” refer to Chindex International, Inc. and subsidiaries, unless the context otherwise requires.

BACK

THE COMPANY

Chindex International, Inc. (“Chindex” or “the Company”), founded in 1981, is an American company operating in several healthcare markets in China, including Hong Kong. Revenues are generated from the provision of healthcare services and the sale of medical equipment, instrumentation and products. The Company operates in two business segments.

●
Healthcare Services division. This division operates the Company’s United Family Healthcare network of private hospitals and clinics. United Family Healthcare entered the Beijing market in 1997 with the opening of Beijing United Family Hospital (BJU) and entered the Shanghai market in 2004 with the opening of Shanghai United Family Hospital (SHU). In 2002, we opened our first satellite clinic associated with BJU in Shunyi County outside of Beijing. In 2005 a second clinic was opened in downtown Beijing. We have also established a satellite clinic associated with SHU.

●
Medical Products division. This division markets, distributes and sells select medical capital equipment, instrumentation and other medical products for use in hospitals in China and Hong Kong on the basis of both exclusive and non-exclusive agreements with the manufacturers of these products.

* * * * *

Our principal executive offices are located at 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814, and our telephone number is (301) 215-7777.  Our Internet address is www.chindex.com.  Information on our web site is not part of this prospectus.

BACK

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) incorporated by reference herein before making an investment decision to buy our common stock. Each of the risks described herein or therein could adversely and materially affect our business, financial condition and operating results. If any of the events described in these risks actually occurs, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock. For more information, see “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

FORWARD-LOOKING STATEMENTS

You should not rely on forward-looking statements in this prospectus.  This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other comparable terminology.

Factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under “Risk Factors.”

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

USE OF PROCEEDS AND EXPENSES OF THE OFFERING

We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders. We agreed pursuant to our agreements in connection with the issuance of the securities covered hereby to pay the fees, costs and expenses of this offering.

BACK

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, and the pledges, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Unless otherwise noted, the common stock being offered by the selling stockholders was acquired from us on November 13, 2007 or issuable pursuant to the conversion of Notes acquired from us on that date. The shares of common stock offered by the selling stockholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling stockholders represented to us that they were “Non-U.S. Persons” as defined in Regulation S under the Securities Act and were acquiring our common stock in an “Offshore Transaction” as defined in such Regulation.

We have agreed to file a registration statement covering the common stock received by the selling stockholders. None of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates and none of the selling stockholders is or was affiliated with registered broker-dealers. Based on the information provided to us at the time of the initial filing of the registration statement, of which this prospectus is a part, by each selling stockholder, and as of the date the same was provided to us, assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, each selling stockholder will not own any shares of our common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. The selling stockholder has not been affiliated with us nor has had any material relationship with us during the past three years.

	Amount and Nature Of Beneficial Ownership			Securities to be sold
Stockholder	Common Stock	Common Stock issuable upon conversion of B Notes	Common Stock issuable upon conversion of C Notes	Common Stock	Common Stock issuable upon conversion of B Notes	Common Stock issuabl upon conversion of C Notes

Magenta Magic Limited(a)	359,195	897,989	538,793	359,195	897,989	538,793
Total	359,195	897,989	538,793	359,195	897,989	538,793
_________________
(a)

The address of Magenta Magic Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands. The directors of Magenta Magic Limited are Nicholas Barnes, James Berry, and Colleen Meade. Together, they exercise voting and/or investment control over the shares to be registered for resale. A majority vote of the directors is required to pass a resolution at a board meeting, however, for a written consent in lieu of a meeting, unanimity is required.

BACK

PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the common stock may, from time to time, sell any or all of their shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

BACK

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until November 13, 2010. The following are the shares that are required to be covered by the registration statement of which this prospectus forms a part: (i) the 359,195 shares issued by us on November 13, 2007, (ii) the 897,989 shares issuable upon the conversion of the B Notes issued by us on such date, (iii) the 538,793 shares issuable upon the conversion of the C Notes issued by us on such date, and (iv) such other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the foregoing shares owned by the Selling Stockholders, provided, that, any such securities shall cease to be required to be covered by such registration statement when (x) such securities shall have been sold or transferred without limitation pursuant to a registration statement, (y) such securities have been or may be sold or transferred without limitation to the public pursuant to Rule 144 (or any similar provision then in force, including Rule 144(k) but not Rule 144A) under the Securities Act, or (z) such securities shall have ceased to be outstanding.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

BACK

LEGAL MATTERS

The validity of the common stock offered by this filing will be passed upon for us by Hughes Hubbard & Reed LLP, New York, New York.

EXPERTS

The consolidated financial statements, schedule and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares sold in this offering.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to us and our common stock, reference is made to the registration statement and the exhibits filed as a part thereof.  You should read the documents filed with the SEC as exhibits to the registration statement for a more complete description of the matters involved.

We file quarterly and annual reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it.  This means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

●	Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed June 14, 2007.
●	Amendment No. 1 to Form 10-K for the fiscal year ended March 31, 2007, filed June 15, 2007.
●	Current Report on Form 8-K, filed June 18, 2007.
●	Current Report on Form 8-K, filed June 19, 2007.
●	Current Report on Form 8-K, filed July 10, 2007.
●	Amendment No. 2 to Form 10-K for the fiscal year ended March 31, 2007, filed July 30, 2007.
●	Current Report on Form 8-K, filed August 8, 2007.
●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed August 9, 2007.
●	Definitive Proxy Statement, filed on August 10, 2007.
●	Current Report on Form 8-K, filed on September 17, 2007.
●	Current Report on Form 8-K, filed on November 7, 2007.

BACK

●	Current Report on Form 8-K, filed on November 8, 2007.
●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed November 9, 2007.
●	Current Report on Form 8-K, filed on November 19, 2007.
●	Current Report on Form 8-K, filed on November 30, 2007.
●	Definitive Proxy Statement, filed on December 10, 2007.
●	Current Report on Form 8-K, filed on December 13, 2007.
●	Current Report on Form 8-K, filed on December 20, 2007.
●	The description of the Company’s securities contained in the Company’s registration statement as amended to date and filed with the SEC under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$ 2,359
Nasdaq listing fees	18,000
Legal fees and expenses	30,000
Accounting fees and expenses	3,000
Transfer agent fees	2,000
Printing and engraving expenses	5,000
Miscellaneous	4,641
Total	$65,000

Item 15.     Indemnification of directors and officers.

Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VII of the registrant’s amended and restated bylaws requires the registrant to indemnify any person who may be indemnified by a Delaware corporation pursuant to Section 145 of the DGCL in each situation where the registrant is permitted to indemnify such persons.

The Company has agreed to indemnify the selling stockholders for certain liabilities, including certain liabilities under the Securities Act, under certain circumstances.

Item 16.     Exhibits.

Exhibit Number	Description
5.1*	Opinion of Hughes Hubbard & Reed LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Hughes Hubbard & Reed LLP (included in their opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (see page II-4)
_______________
*	Filed herewith.

Item 17.     Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant  pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement  relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 14th day of December 2007.

CHINDEX INTERNATIONAL, INC.

By:	/s/ Lawrence Pemble
Lawrence Pemble
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of Chindex International, Inc. hereby constitute and appoint Lawrence Pemble and Cheryl Chartier and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ A. Kenneth Nilsson	Chairman of the Board	December 14, 2007
A. Kenneth Nilsson

/s/ Roberta Lipson	President and Chief Executive Officer (principal	December 14, 2007
Roberta Lipson	executive officer)

/s/ Elyse Beth Silverberg	Executive Vice President, Secretary and Director	December 14, 2007
Elyse Beth Silverberg

/s/ Lawrence Pemble	Executive Vice President, Chief Financial Officer	December 14, 2007
Lawrence Pemble	and Director (principal financial officer)

/s/ Cheryl Chartier	Corporate Controller (principal accounting officer)	December 14, 2007
Cheryl Chartier

/s/ Julius Y. Oestreicher	Director	December 14, 2007
Julius Y. Oestreicher

/s/ Carol R. Kaufman	Director	December 14, 2007
Carol R. Kaufman

/s/ Holli Harris	Director	December 14, 2007
Holli Harris

II-4